UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2021
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement

On July 30, 2021, PRA Group, Inc. (the “Company”), PRA Group Canada Inc., as a Canadian borrower, and certain domestic subsidiaries of the Company, as guarantors, entered into the Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Credit Agreement, originally dated as of May 5, 2017 (the “North American Credit Agreement”), with the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent.

The following sets forth a description of the material terms of the Fourth Amendment:

•The London Interbank Offered Rate (“LIBOR”), Canadian Dollar Offered Rate (“CDOR”) Loans and Eurodollar base rate floors were decreased from 0.75% to 0.0% for revolving loans.

•Certain negative covenants were amended, including that (i) the limit on stock repurchases and the redemption of convertible notes was increased to the sum of (a) $150.0 million per year and (b) 50% of Consolidated Net Income for the previous fiscal year and (ii) foreign subsidiaries of the Company were excluded from the limitations on incurring liens and entering into burdensome agreements.

•For Eurodollar Rate Loans, CDOR loans and Letter of Credit Fees, the Applicable Rate was reduced from 2.50% to 2.25% or, if the Consolidated Senior Secured Leverage Ratio is less than or equal to 1.60 to 1.0, from 2.25% to 2.00%.

•The Unused Fee was reduced from 0.375% to 0.35% or, if the Consolidated Senior Secured Leverage Ratio is less than or equal to 1.60 to 1.0, from 0.375% to 0.30%.

•The maturity date was extended from May 5, 2024 to July 30, 2026.

•The LIBOR replacement provisions were updated to reflect the current market approach.

Bank of America, N.A., certain of the Lenders and their respective affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company, its subsidiaries or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 2, 2021, the Company issued a press release announcing its entry into the Fourth Amendment. Also, on July 29, 2021, the Company issued a press release announcing the approval of the Repurchase Program (as defined below in Item 8.01). A copy of each press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively, and incorporated by reference.

Item 8.01     Other Events

On July 29, 2021, the Board of Directors of the Company (the “Board of Directors”) approved a share repurchase program under which the Company is authorized to repurchase of up to $150 million of its outstanding common stock (the “Repurchase Program”). Repurchases may be made from time-to-time in open market transactions, through privately negotiated transactions, in block transactions, through purchases made in accordance with trading plans adopted under Rule 10b5-1 of the Securities Exchange Act of 1934 or other methods, subject to market and/or other conditions and applicable regulatory requirements. The Repurchase Program does not obligate the Company to repurchase any specified amount of shares, remains subject to the discretion of the Board of Directors and may be modified, suspended or discontinued at any time.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press Release dated August 2, 2021
	99.2	Press Release dated July 29, 2021
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: August 2, 2021	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer